UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

HICKORY TECH CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-13721	41-1524393
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

221 East Hickory Street, P.O. Box 3248, Mankato, MN	56002-3248
(Address of principal executive offices)	(Zip Code)

(800) 326-5789
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Hickory Tech Corporation (the “Company”) has added the position of Chief Operating Officer to its executive team, and has hired Carol Wirsbinski into that position, effective April 4, 2011.  Ms. Wirsbinski has been appointed an officer of the Company as of her start date on April 4, 2011, and is a Vice President of the Company.  Ms. Wirsbinski, age 48, was CEO/President of CitiLink Communication, a provider of wireless broadband telecommunication services, from May 2009 through December 2010, the Sr. Vice President of Sales for Iconoculture, a global consumer research and advisory company, from March 2007 through October 2008, and she worked in various sales and operational leadership positions for Integra Telecom, a facilities-based telecommunications services provider for business customers, from March 2000 through November 2006.  She has a Bachelor Degree in Business Administration from the University of Wisconsin.

    The Company has entered into an agreement (the “Agreement”) with Ms. Wirsbinski associated with her employment.  Pursuant to that Agreement, Ms. Wirsbinski will receive:  an annual base salary of $220,000, and she is eligible for the Company’s annual bonus plan, the Executive Incentive Plan, with an at-target payout of 55% of her base salary, and  is eligible for the Company’s Long-Term Executive Incentive Program with an at-target payout of $150,000, which is payable in HickoryTech stock.  She will receive a one-time grant of 10,000 stock options, which vest equally over three years, and she will be eligible for standard company benefit programs as well as minimal perquisites.  If Ms. Wirsbinski’s employment is terminated without cause or if she terminates employment for good reason, she will receive 18 months of severance in exchange for an 18 month non-compete, non-solicitation and confidentiality agreement.  The restrictive provisions apply regardless of the reason for termination of employment.

    The Company also entered into a Change of Control Agreement with Ms. Wirsbinski effective with her date of hire.  The agreement provides for a lump sum payment of two years of annual compensation and continuation of certain company benefits in the event her position is terminated within two years following a change of control event.

    Details of the bonus plans, stock plans and Change of Control Agreement are included in the Company’s most recent proxy filing.  The Employment and Change of Control Agreements for Ms. Wirsbinski will be filed with the Company’s next 10Q.

    The Company has issued a press release announcing the appointment on April 4, 2011.  The press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits.
99.1	Press release, dated April 4, 2011, issued by Hickory Tech Corporation

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  April 4, 2011

HICKORY TECH CORPORATION

By: /s/ John W. Finke
John W. Finke, President and Chief Executive Officer

By: /s/ David A. Christensen
David A. Christensen, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated April 4, 2011, issued by Hickory Tech Corporation